Exhibit 99.1

InPlay Technologies Receives Nasdaq Letter Regarding Form 10-K Filing

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--April 14, 2009--InPlay Technologies, Inc. (NASDAQ: NPLA) (the “Company”) today announced that it received notice from the Nasdaq Stock Market on April 2, 2009, indicating that it is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14) because it did not timely file its Form 10-K for the fiscal year ended December 31, 2008. Under Nasdaq rules, the Company has 60 days from the date of the notice, or until June 1, 2009, to file a plan to regain compliance, and if the plan is accepted, Nasdaq can grant up to 180 calendar days from the filing’s due date, or until September 28, 2009, to regain compliance.

About InPlay Technologies

InPlay Technologies is a developer of innovative human interface devices for computing and communication products. Visit www.inplaytechnologies.com for more information.

This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding our continued listing on the Nasdaq Capital Market. Risks and uncertainties that could cause results to differ materially from those projected include our ability to regain and maintain compliance with Nasdaq’s requirements for continued listing and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on March 24, 2008. These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

CONTACT:
InPlay Technologies, Inc.
Mark Sokolowski
CFO
480-586-3305
Mark@InPlayTechnologies.com